STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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                                                        Three Months Ended                      Nine Months Ended
                                                           September 30,                          September 30,
                                                 ----------------------------------     -----------------------------------
                                                     1998                1997                1998                1997
                                                 ----------------------------------     -----------------------------------
                                                                 (in thousands, except for per share data)
Basic:
    Net income applicable to common
        stock                                    $       7,630      $        5,503      $       20,856      $       14,579
                                                 ==============     ===============     ===============     ===============
    Weighted average number of
        common shares outstanding                       15,256              15,065              15,214              14,985
                                                 ==============     ===============     ===============     ===============

   Basic net income per share                    $         .50      $          .37      $         1.37      $          .97
                                                 ==============     ===============     ===============     ===============

Diluted:
    Net income applicable to common
        stock                                    $       7,630      $        5,503      $       20,856      $       14,579
                                                 ==============     ===============     ===============     ===============
    Weighted average number of
        common shares outstanding                       15,256              15,065              15,214              14,985
    Weighted average number of
        dilutive common stock equivalents                  715                 788                 690                 707
                                                 --------------     ---------------     ---------------     ---------------
    Weighted average number of
        common and common equivalent
         shares outstanding                             15,971              15,853              15,904              15,692
                                                 ==============     ===============     ===============     ===============

   Diluted net income per share                  $         .48      $          .35      $         1.31      $          .93
                                                 ==============     ===============     ===============     ===============
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